UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 5, 2007

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 5, 2007, Office Depot, Inc., a Delaware corporation (the “Company”), entered into a Letter Waiver dated as of November 5, 2007 (the “Waiver”), with respect to that certain Five Year Credit Agreement dated as of May 25, 2007, by and among the Company and Citicorp USA, Inc. and BNP Paribas as syndication agents, Wachovia Bank, National Association as administrative agent, Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC and BNP Paribas Securities Corp. as joint lead arrangers, and Citigroup Global Markets Inc. as the sole bookrunner (collectively, the “Lenders”), as amended (the “Credit Agreement”).

As previously reported by the Company in its Current Report on Form 8-K filed on October 29, 2007, and in a corresponding press release of the same date, the Company has delayed reporting its third quarter financial results pending the completion of an independent review by the Audit Committee of the Board of Directors of the Company’s vendor program funds. As reported in Item 4.02 below, the Company has decided to restate its financial statements for certain prior periods. This restatement will result in a delay in the Company’s delivery of its financial statements pursuant to the Credit Agreement and a delay in certain of the Company’s filings with the Securities and Exchange Commission. Pursuant to the Waiver, the Lenders have agreed to waive the impact of the matters described above, including, without limitation, the impact of the events described in the foregoing sentence, (i) to the extent that any restatements of the Company’s financial statements for prior financial periods do not result in a net reduction in the aggregate reported earnings of the Company for all periods affected of more than $40,000,000 in the aggregate, and (ii) with respect to the delay in delivery of the financial statements required to be delivered under the Credit Agreement, to the extent that such delay does not extend beyond December 15, 2007 (the “Waived Matters”). The provisions of the Waiver shall terminate on the earlier of (a) December 15, 2007 and (b) the date, if any, that holders of any Debt (as defined in the Credit Agreement) outstanding in a principal or notional amount of at least $50,000,000 shall accelerate or give notice of acceleration of such Debt. The preliminary results of the review have fallen within the parameters of the waiver.

The summary of the provisions of the Waiver is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On October 29, 2007, Office Depot announced that its Audit Committee initiated an independent review principally focused on the accounting for certain vendor program funds. The Audit Committee, with the assistance of independent legal counsel and forensic accountants, assessed the timing of recognition of certain vendor program arrangements. The investigation revealed errors in timing of vendor program recognition and included evidence that some individuals within the Company’s merchandising organization failed to provide Office Depot’s accounting staff with complete or accurate documentation of future purchase or performance conditions in certain vendor programs that would have otherwise required recognition of the related vendor funds to be deferred into future periods in accordance with the Company’s established practices.

As a result of the Audit Committee’s review and after discussion with the Company’s independent accountants, Deloitte & Touche LLP, on November 8, 2007, the Board of Directors of the Company approved a restatement of the Company’s 2006 financial statements including changes in amounts reported in the third and fourth quarters of the year and the first and second quarters of 2007 (collectively, the “Restated Periods”), and the Company will amend its Form 10-K for the fiscal year 2006 and its Form 10-Qs for the first and second quarters of 2007.

Based on the investigation described above, the Audit Committee concluded that the funds due or received from vendors previously recognized from the third quarter of 2006 through the second quarter of 2007 should be deferred into later periods. The impact of these errors is to reduce previously reported gross profit, operating profit, net earnings and earnings per share in prior quarters and recognize related amounts into future periods. The Company currently estimates a reduction in diluted earnings per share of $0.02 in the quarter ended September 30, 2006, $0.03 in the quarter ended December 30, 2006, $0.01 in the quarter ended March 31, 2007, and $0.02 in the quarter ended June 30, 2007. The diluted EPS impact of approximately $0.07 per share will be recognized beginning in the second half of 2007 and in decreasing amounts in years from 2008 through 2010. As a result, the financial restatements are estimated to result in reductions of previously reported Company gross profit of approximately $7 million in the quarter ended September 30, 2006, $14 million in the quarter ended December 30, 2006, $3 million in the quarter ended March 31, 2007, and $6 million in the quarter ended June 30, 2007. Approximately $4 million of vendor program funds in the quarter ended September 29, 2007 will also be deferred as a result of this review. The aggregate deferrals will be recognized in decreasing amounts through 2010, with approximately $12 million expected to be recognized in the quarter ending December 29, 2007 and $15 million in fiscal year 2008. The Company intends to file an amended Form 10-K/A for the fiscal year 2006 and amended Forms 10-Q/A for the first and second quarters of 2007 by the end of November. While the Company expects to report the estimated impacts described above, there can be no assurance that the final adjustments that are made as part of the restatement will not differ materially from these estimates.

In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, our management has been assessing the effectiveness of our internal control over financial reporting that existed as of restated period ends. Based on both the quantitative and qualitative factors, management has concluded that the findings detected during the investigation of the accounting for certain vendor program funds has resulted in the identification of a material weakness in internal controls over financial reporting. Management is evaluating and implementing changes in internal control over financial reporting relating to the timing of the recognition of vendor program funds in order to address the identified areas of the material weakness.

The Company also is cooperating with the staff of the United States Securities and Exchange Commission (“SEC”) in an informal inquiry that commenced in July 2007.  The SEC’s informal inquiry relates to the Company’s contacts and communications with financial analysts as well as certain other matters, including inventory receipt, timing of vendor payments and certain intercompany loans. Prior to filing its quarterly report on Form 10-Q for the quarter ended June 30, 2007, the Company completed a review of the accounting matters related to inventory receipt, timing of vendor payments and certain intercompany loans, with the assistance of independent forensic accountants, and with review by its independent auditors. The SEC has recently expanded its inquiry into the timing of recognition of vendor program funds.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including statements regarding the review of the Company’s Audit Committee, the Company’s intent to restate its prior financial statements and the estimated amounts to be restated, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please refer to the risks and uncertainties detailed from time to time by Office Depot in its filings with the SEC made from time to time. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1	Letter Waiver dated as of November 5, 2007.

Exhibit 99.1	News release of Office Depot, Inc. issued on November 8, 2007, incorporated by reference to the Company’s Report on Form 8-K dated November 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: November 9, 2007	By:	/s/ Elisa D. Garcia C.

Elisa D. Garcia C.
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 10.1	Letter Waiver dated as of November 5, 2007.

Exhibit 99.1	News release of Office Depot, Inc. issued on November 8, 2007, incorporated by reference to the Company’s Report on Form 8-K dated November 8, 2007.